Exhibit 10.37

SEVENTH AMENDED AND RESTATED PROMISSORY NOTE

March 25, 2024

FOR VALUE RECEIVED, the undersigned, AEMETIS ADVANCED FUELS KEYES, INC., a Delaware corporation (“AAFK”), AEMETIS FACILITY KEYES, INC., a Delaware corporation (“Keyes Facility”, and together with AAFK, “Borrowers”) and AEMETIS, INC., a Delaware corporation (“Parent”, and together with Borrowers, the “Obligors”) jointly and severally promise to pay to the order of THIRD EYE CAPITAL CORPORATION and/or its affiliates including THIRD EYE CAPITAL MANAGEMENT INC. (the “Lender”) the Aggregate Principal Amount as set forth below, at its offices or such other place as the Lender may designate in writing.

This Amended and Restated Promissory Note (the “Note”) is an amendment and restatement of that original Promissory Note dated March 27, 2018 (the “Original Note”). All debts and other obligations under the Original Note shall be continuing with the only terms thereof being modified as provided in this Note and previous amendments, and this Note shall not be deemed to evidence or result in a novation of such debt or other obligations. This Note is being issued to the Lender in connection with the Amended and Restated Note Purchase Agreement made as of July 6, 2012 (as amended, restated, supplemented, revised, or replaced from time to time, the “NPA”) by and among the Obligors, Third Eye Capital Corporation, as agent for the Noteholders (the “Agent”) and the Noteholders. Capitalized terms used but not defined herein shall have the meaning given to them in the NPA. Notwithstanding anything indicated herein or in the NPA, this Note is deemed to be one of the Notes under the NPA, is a Note Purchase Document and this Note and the obligations hereunder are subject to the provisions of the NPA.

1.

Availability. Subject to all of the terms and conditions of this Note, the Lender agrees to make available, for the Borrowers’ use during the term and prior to the Maturity Date (defined below), total credit of up to, but not exceeding, Eighty-Five Million ($85,000,000) Dollars (the “Commitment”) plus Capitalized Interest and Capitalized Fee (each defined below).

2.

Use of Proceeds. The principal amount of this Note advanced to the Obligors (the “Principal Amount”) shall be used for working capital purposes, the repayment of outstanding indebtedness (whether secured or unsecured and owed to the Lender or third party) and to pay the Fee (as defined below).

3.

Advances. The Obligors may receive advances under this Note up to the Commitment at their discretion (each, an “Advance”) by providing five (5) Business Days’ prior written notice of their request for an Advance hereunder and the proposed use of proceeds of such Advance, provided that such Advances shall be in a minimum amount of $100,000 and in increments of $50,000.

4.

Interest. From the date hereof until the repayment of this Note in full, interest on the Principal Amount plus any accrued or Capitalized Interest and Capitalized Fee (the aggregate being the “Aggregate Principal Amount”) outstanding shall be calculated at the rate of 30% per annum, and paid monthly in arrears on the last day of each month (each, an “Interest Calculation Date”); provided, however, that upon and during the occurrence of an Event of Default under the NPA or this Note or the non-payment of this Note by the Maturity Date, the interest rate shall be increased to 40% per annum.  At the election of the Obligors, on each Interest Calculation Date, all of the interest accrued on the then Aggregate Principal Amount and not previously capitalized as of such Interest Calculation Date (all such interest being referred to in this Agreement as “Capitalized Interest”), will be added to the Aggregate Principal Amount advanced to the Borrower hereunder as of such Interest Calculation Date. The Aggregate Principal Amount (as so increased by such Capitalized Interest) will bear interest at the interest rate indicated herein from and after such Interest Calculation Date.

5.

Standby Fee. From the date hereof until the earlier of: (i) the early termination of this Note by the parties hereto; and (ii) the Maturity Date, the Borrowers hereunder shall pay to the Lender a standby fee calculated at the rate per annum equal to two percent (2%) of the difference between the average of the Aggregate Principal Amount outstanding and the Commitment, calculated and payable monthly in arrears either in cash or in common stock of the Parent (at the equivalent of 110% of the cash amount of such fee on the date of issuance of such stock) on the first Business Day following the end of each month and on the Maturity Date.

6.

Maturity Date.  The outstanding principal balance of the indebtedness evidenced hereby, plus any accrued but unpaid interest, obligations, fees and any other sums owing hereunder, shall be due and payable in full on April 1, 2025 (the “Maturity Date”). The Obligors shall be required to repay the indebtedness under any Advances hereunder from: (a) the proceeds of the closing of any new debt or equity financings, refinancing or other similar transaction between the Lender or any fund or entity arranged by the Lender and any Obligor or any Affiliate thereof; and (b) the receipt by an Obligor or Affiliate thereof of proceeds from any sale, merger, equity or debt financing (including without limitation any EB-5 financing), refinancing or other similar transaction from any third party, after the repayment of the indebtedness outstanding pursuant to the NPA. The Obligors may reborrow any amounts so repaid up until the Maturity Date upon the terms and conditions hereof.

7.

Advance Fee.  Upon any Obligor making a request for an Advance, the Obligor shall pay to the Lender a one-time fee (the “Fee”) in the amount of $500,000 which shall be deemed earned and non-refundable on the date of such initial Advance, provided that such Fee may be added to the Principal Amount on the date of such initial Advance made pursuant to this Note (the “Capitalized Fee”).

8.

Conditions to Advances.  Administrative Agent shall have received from Aemetis all other approvals, opinions, documents, agreements, instruments, certificates, schedules and materials as Administrative Agent may request with respect to each proposed Advance.

9.

Acknowledgement of Security. The Obligors hereby acknowledge, confirm and agree that this Note, and the obligations hereunder, are secured by valid and enforceable liens and security interests upon and in the property and assets of the Obligors as described in the NPA and the other Note Purchase Documents and reaffirm their obligations pursuant to all applicable Note Purchase Documents to which they are a party.

10.

Additional Obligations of the Obligors. As further consideration of the Lender providing the funds contemplated under this Note, the Obligors hereby agree, upon the request of the Lender, to take such action, and execute and deliver such further documents as may be reasonably necessary or appropriate to give effect to the provisions and intent of this Note.

11.	Waivers. Each Obligor hereby waives demand, presentment for payment, notice of dishonor, protest, and notice of protest and diligence in collection or bringing suit. Time is of the essence.

12.	Attorneys’ Fees. Each Obligor agrees to pay the reasonable attorneys’ fees and costs incurred by the Lender in collecting on or enforcing the terms of this Note, whether by suit or otherwise.

13.

Paramountcy.  In the event of any conflicts between the provisions of this Note and any provisions of the NPA, solely in connection with this Note, the provisions of this Note shall prevail and be paramount.

14.

Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

15.

Miscellaneous. This Note and the obligations hereunder may not be assigned by Obligors without the prior written consent of the Lender. This Note and the rights hereunder may be assigned by Lender without the consent of the Obligors. As used herein, the terms “Obligors” and “Lender” shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. Each Obligor hereby submits to jurisdiction in the State of Delaware and this Note shall be governed by and be construed in accordance with the laws of the State of Delaware. This Note may not be modified except by written agreement signed by the Obligors and the Lender.

[Signature Page Follows]

IN WITNESS WHEREOF, each Obligor has caused this Note to be executed and delivered under seal as of the date first set forth above.

BORROWERS:

AEMETIS ADVANCED FUELS KEYES, INC.

By:
Name: Eric A. McAfee
Title: Chief Executive Officer

AEMETIS FACILITY KEYES, INC.

By:
Name: Eric A. McAfee
Title: Chief Executive Officer

PARENT:

AEMETIS, INC.

By:
Name: Eric A. McAfee
Title: Chief Executive Officer

Accepted and Acknowledged by: THIRD EYE CAPITAL CORPORATION THIRD EYE CAPITAL MANAGEMENT INC. By: Name: Arif N. Bhalwani Title: Managing Director